SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

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FNB Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

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FNB CORP.

101 Sunset Avenue

Asheboro, North Carolina 27203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 11, 2004

Notice is hereby given that the regular Annual Meeting of Shareholders of FNB Corp. (the “Corporation”) will be held at the AVS Banquet Centre, 2045 North Fayetteville Street, Asheboro, North Carolina, on Tuesday, the 11th day of May, 2004, at one o’clock p.m., preceded by a buffet luncheon beginning at 12:15 p.m., for the following purposes:

1.	To elect four Class III Directors to serve for three-year terms expiring at the Annual Meeting in 2007.

2.	To consider and act upon any other business as may come before the meeting or any adjournment thereof.

All shareholders are invited to attend the meeting. Only those shareholders of record at the close of business on March 25, 2004, shall be entitled to notice of the meeting and to vote at the meeting.

Information relating to the activities and operations of FNB Corp. during the fiscal year ended December 31, 2003, is contained in the Corporation’s Annual Report, which is enclosed.

By Order of the Board of Directors

JERRY A. LITTLE

Treasurer and Secretary

April 7, 2004

Your Board of Directors urges you to mark, date, sign and return the enclosed proxy as promptly as possible whether or not you plan to attend the meeting in person. The proxy may be revoked at any time by notifying the Secretary of FNB Corp. in writing prior to the voting of the proxy.

FNB CORP.

101 Sunset Avenue

Asheboro, North Carolina 27203

PROXY STATEMENT

GENERAL INFORMATION

The following information is furnished in connection with the solicitation of proxies by the Board of Directors of FNB Corp. (the “Corporation” or “FNB”) for use at the Annual Meeting of Shareholders to be held on May 11, 2004. The principal executive offices of the Corporation are located at its wholly owned subsidiary, First National Bank and Trust Company (“First National Bank”), 101 Sunset Avenue, Asheboro, North Carolina 27203 (Telephone: 336-626-8300). This proxy statement and the enclosed form of proxy were first sent to shareholders on or about April 7, 2004.

A proxy may be revoked by the person giving it by delivering a written notice to the Corporation prior to the meeting or by personally requesting that it be returned. The shares represented by all properly executed proxies received by the Corporation in time to be taken to the meeting will be voted; and, if a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specification. If a specification is not made, the proxy will be voted for the proposals set forth in the Notice of Annual Meeting of Shareholders.

FNB will pay the costs of the Annual Meeting and the solicitation of proxies. Solicitation of proxies may be made in person or by mail or telephone by directors, officers and regular employees of the Corporation or First National Bank without additional compensation therefor. The Corporation may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of FNB Common Stock held of record by such person, and the Corporation will reimburse such forwarding expenses.

VOTING SECURITIES OUTSTANDING AND PRINCIPAL SHAREHOLDERS

Only holders of record of FNB Common Stock at the close of business on March 25, 2004 (the “Record Date”), are entitled to a notice of and to vote on matters to come before the Annual Meeting or any adjournment thereof. On the Record Date, there were 5,718,082 shares of FNB Common Stock issued and outstanding.

Each share is entitled to one vote on all matters. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of FNB Common Stock entitled to vote is necessary to constitute a quorum.

The Corporation is not aware of any holders of more than 5% of the outstanding shares of FNB Common Stock as of March 25, 2004.

EXECUTIVE OFFICERS

The following table sets forth the current executive officers of the Corporation and also shows their positions with FNB’s wholly owned bank subsidiaries, First National Bank and Rowan Savings Bank SSB, Inc. (“Rowan Bank”).

Name	Age	Position in Corporation	Position in Subsidiary
Michael C. Miller	53	Chairman and President	Chairman and President, First National Bank
R. Larry Campbell	59	Vice President	Executive Vice President, First National Bank
Bruce D. Jones	49	Vice President	Chairman and President, Rowan Bank
Jerry A. Little	60	Treasurer and Secretary	Senior Vice President and Secretary, First National Bank

The above officers have held executive positions with the Corporation, First National Bank or Rowan Bank for at least the past five years, except for Mr. Campbell who was the President and Chief Executive Officer of Carolina Fincorp, Inc. and Richmond Savings Bank, Inc., SSB from 1990 to 2000. Officers are elected annually by the Board of Directors.

ELECTION OF DIRECTORS

The bylaws of the Corporation provide that the number of directors shall consist of not less than nine nor more than twenty-five, with the exact number of directors within such maximum and minimum limits to be fixed and determined from time to time by resolution adopted by a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. The Board of Directors has set the total number of directors at 12, all of whom either will be elected at the 2004 Annual Meeting or were previously elected and will remain in office after that meeting.

The Board of Directors is divided into three classes: Class I, Class II and Class III. In accordance with this classification, the members of Class III of the Board of Directors are to be elected at this Annual Meeting. It is intended that the persons named in the accompanying form of proxy will vote for the four nominees listed below for directors of the Corporation in Class III, unless authority so to vote is withheld. Each nominee is at present a member of the Board of Directors. Class III directors will serve for three-year terms expiring at the 2007 Annual Meeting or until their successors shall be elected and shall qualify. Directors are elected by a plurality of the votes cast. Abstentions and broker nonvotes will not affect the election results if a quorum is present.

The following information is furnished with respect to the nominees for election as directors of the Corporation in Class III, and for the directors in Classes I and II whose terms expire at the Annual Meetings occurring in 2005 and 2006, respectively.

Nominees for Class III Directors to Serve for Three-Year Terms Expiring at the Annual Meeting in 2007

Name	Age	Principal Occupation During the Past Five Years	Director Since
James M. Campbell, Jr	65	President and Treasurer, Sew Special, Inc. (manufacturer of private label apparel)	1984

R. Larry Campbell	59	Vice President of FNB (effective 2002) and Executive Vice President (effective 2003) and Senior Vice President (effective 2000) of First National Bank; formerly President and Chief Executive Officer, Carolina Fincorp, Inc. and Richmond Savings Bank, Inc., SSB (1990-2000)	2000

Thomas A. Jordan	64	President, Michael Thomas Furniture, Inc. (manufacturer of upholstered furniture)	1984

Michael C. Miller	53	Chairman and President of FNB and First National Bank	1992
Class I Directors with Continuing Terms Expiring at the Annual Meeting in 2005
Name	Age	Principal Occupation During the Past Five Years	Director Since

Darrell L. Frye	58	Vice President of Finance, Harriss & Covington Hosiery (manufacturer of men’s and ladies’ athletic socks)	1999

Bruce D. Jones	49	Vice President of FNB (effective 2003) and Chairman (effective 2002) and President of Rowan Bank	2002

Dale E. Keiger	73	Owner and Operator, Dale’s Sporting Goods (retail and institutional sales of sporting goods)	2002

J. M. Ramsay III	56	President, Elastic Therapy, Inc. (manufacturer of medical and specialty hosiery)	1989

Class II Directors with Continuing Terms Expiring at the Annual Meeting in 2006

Name	Age	Principal Occupation During the Past Five Years	Director Since
W. L. Hancock	68	President and Treasurer, Hancock Farms, Inc. (purebred cattle)	1973

Eugene B. McLaurin, II	47	General Manager of Southeast Division, Total Lubricants USA, Inc. (manufacturer of industrial lubricating oils and metalworking fluids)	2002

R. Reynolds Neely, Jr.	50	Planning Director, City of Asheboro Planning Department	1980

Richard K. Pugh	69	Retired; Chairman (until retirement in 1999), Pugh Oil Company, Inc. (convenience stores and petroleum products distribution)	1988

In the event that any nominee should not be available to serve for any reason (which is not anticipated), it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other persons as the Board of Directors of the Corporation may recommend.

Director Independence

Rules of the Nasdaq Stock Market require that a majority of the Board of Directors be independent directors, as defined in Nasdaq Marketplace Rule 4200. FNB has reviewed the independence of each of its directors. In conducting this review, the Corporation has considered transactions and relationships between each director, or any member of his family, and FNB and its subsidiaries. As a result of this review, the Board of Directors has determined that all of the directors, including those nominated for election at the annual meeting, are “independent” under the Nasdaq listing standards, with the exceptions of Michael C. Miller, Chairman and President of FNB and First National Bank, R. Larry Campbell, Vice President of FNB and Executive Vice President of First National Bank, and Bruce D. Jones, Vice President of FNB and Chairman and President of Rowan Bank.

The Board, Committees of the Board and Meetings

The Board of Directors holds regular quarterly meetings to conduct the normal business of the Corporation and meets on other occasions when required for special circumstances. In addition, certain board members serve on standing committees. Among these committees are the Audit, Compensation and Nominating Committees, whose members and principal functions are described below. During the fiscal year ended December 31, 2003, the Board of Directors held a total of six meetings. Each incumbent Director attended 75% or more of the total number of meetings of the Board and of the committees of the Board on which he served.

Audit Committee.    The Audit Committee reviews the Corporation’s external and internal auditing systems, and monitors compliance with prescribed accounting and regulatory procedures. It operates under a formal charter, attached to this proxy statement as Appendix A, which governs its conduct and responsibilities. Among its duties, the Audit Committee is responsible for the engagement, retention and replacement of the independent auditors, approval of transactions between the Corporation and a director or executive officer unrelated to service as a director or officer, approval of nonaudit services provided by the Corporation’s independent auditor, review of the Corporation’s internal controls and the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. Additionally, the committee reviews the audited consolidated financial statements to be included in the Corporation’s Annual Report on Form 10-K. KPMG LLP, the Corporation’s independent public accountants, reports directly to the Audit Committee. Members of the committee are

Directors Neely, Frye, Hancock, Keiger and McLaurin. Each of the members of the committee is independent as defined by Nasdaq listing standards and the Board of Directors has determined that Mr. Frye is an audit committee financial expert. The Audit Committee met six times during the 2003 fiscal year.

Compensation Committee.    The Compensation Committee deals in broad terms with personnel matters and reviews the compensation of the senior officers of the Corporation and its subsidiaries. Members of this committee are Directors J. Campbell, Neely, Pugh and Ramsay, each of whom is independent as defined by Nasdaq listing standards. The Compensation Committee met three times during the 2003 fiscal year.

Nominating Committee.    The Nominating Committee is responsible for identifying, investigating and recommending to the full Board of Directors the nominees for election as directors at the annual shareholder meetings and for filling any vacancies that may occur in the interval between annual meetings. The committee considers various factors when evaluating potential nominees, including their independence, ability to read and understand basic financial statements, expertise and business experience, character, judgment and vision. There currently is no charter for the Nominating Committee. The members of the committee are Directors J. Campbell, Keiger, McLaurin and Pugh, each of whom is independent as defined by Nasdaq listing standards.

The committee will consider qualified candidates recommended by shareholders. Shareholders can submit the names of qualified candidates, together with a written description of the candidate’s qualifications and appropriate biographical information, to the Nominating Committee at FNB Corp., 101 Sunset Avenue, Asheboro, North Carolina 27203. Submissions will be forwarded to the Chair of the Nominating Committee for review and consideration. Any shareholder desiring to recommend a director candidate for consideration at our 2005 Annual Meeting must ensure that the submission is received by the Corporation no later than December 8, 2004, to provide adequate time for the committee to consider the candidate.

During the year 2003, the Board of Directors, as a group, served as the Nominating Committee.

Executive Sessions.    The members of the Board of Directors who are independent within the meaning of the Nasdaq listing standards meet regularly in executive session without management present. Although executive sessions are generally held in conjunction with a regularly scheduled Board meeting, other sessions may be called by two or more independent directors in their own discretion or at the request of the Board of Directors.

Contacting the Board of Directors

Any shareholder who desires to contact the Board of Directors may do so by writing to Michael C. Miller, Chairman and President, FNB Corp., 101 Sunset Avenue, Asheboro, North Carolina 27203. Communications received in writing are distributed to the full Board of Directors or a committee of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received. For example, a complaint regarding compensation matters will be forwarded to the Chair of the Compensation Committee and complaints relating to accounting, internal controls or auditing matters will be forwarded to the Chair of the Audit Committee.

Codes of Ethics

FNB has adopted a Code of Ethics for Senior Financial Officers, which is applicable to the Corporation’s chief executive officer, principal financial and accounting officer, controller and such other officers as the Audit Committee of the Board of Directors may designate from time to time. The purposes of this code of ethics are to promote honest and ethical conduct, full and accurate disclosure in a timely and understandable manner in periodic reports filed by the Corporation, and compliance with applicable laws, and to deter wrongdoing. A copy of the Code of Ethics for Senior Financial Officers is filed as an exhibit to the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

The Corporation has also adopted a Code of Business Ethics applicable to all of the officers, directors, and employees of FNB and its subsidiaries. This code establishes guidelines for professional and ethical conduct in the workplace. A copy of the Code of Business Ethics is available on the Investor Relations link which can be accessed through the Corporation’s subsidiary websites at www.fnbnc.com, www.rowanbank.com and www.dovermortgage.com.

EXECUTIVE COMPENSATION

Except as otherwise noted, the following table shows for the fiscal years ended December 31, 2003, 2002 and 2001, the cash and certain other compensation paid to or received or deferred by persons who were at December 31, 2003 the chief executive officer of the Corporation and the other executive officers of the Corporation whose total salary and bonus in 2003 exceeded $100,000.

Summary Compensation Table

		Annual Compensation		Long Term Compensation
Name and Principal Position on December 31, 2003	Year	Salary	Bonus	Securities Underlying Stock Options (#)	All Other Compensation
Michael C. Miller,	2003	$275,000	$86,095	7,500	$6,000	(1)
Chairman and President of the Corporation	2002	225,000	97,976	7,500	7,180
and First National Bank	2001	216,875	52,229	—	6,930

R. Larry Campbell,	2003	$115,000	$40,921	5,000	$4,649	(1)
Vice President of the Corporation, Executive Vice	2002	110,000	39,452	7,500	4,058
President of First National Bank	2001	102,917	16,366	—	3,610

Bruce D. Jones,	2003	$130,000	$33,500	5,000	$8,866	(1)
Vice President of the Corporation, Chairman and President of Rowan Bank

Jerry A. Little,	2003	$101,200	$40,838	5,000	$4,198	(1)
Treasurer and Secretary of the Corporation,	2002	96,600	37,848	7,500	5,784
Senior Vice President and Secretary of	2001	92,000	19,125	—	5,442
First National Bank

(1)	Amount shown consists of a contribution by the Corporation to a 401(k) plan.

Stock Options

The following table provides details regarding stock options granted to the executive officers named in the above Summary Compensation Table in the 2003 fiscal year. Information concerning stock options granted to directors is set forth under the heading “Director Compensation.” The stock options were granted pursuant to the Corporation’s 2003 Stock Incentive Plan.

Option Grants in 2003

Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in 2003	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%	10%
Michael C. Miller	7,500	5.3%	$21.89	12/17/13	$103,249	$261,653
R. Larry Campbell	5,000	3.5	21.89	12/17/13	68,833	174,435
Bruce D. Jones	5,000	3.5	21.89	12/17/13	68,833	174,435
Jerry A. Little	5,000	3.5	21.89	12/17/13	68,833	174,435

(1)	Incentive Stock Options exercisable one year after the grant date (December 18, 2003), with 20% of the shares covered thereby becoming exercisable at that time and an additional 20% of the option shares becoming exercisable on each successive anniversary date. The price for shares that may be purchased pursuant to the options is equal to the fair market value of the Corporation’s Common Stock on the date of grant.
(2)	The potential realizable value of the options granted, assuming that the market price of the underlying security appreciates in value at annualized rates of 5% and 10%, respectively, over the ten-year life of the options.

The following table shows information regarding stock options exercised by the executive officers named in the Summary Compensation Table in 2003 and the number of shares covered by exercisable and unexercisable options held by the named executive officers as of December 31, 2003.

Aggregated Option Exercises in 2003 and Option Values at December 31, 2003

	Number of Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003 (#)		Value of Unexercised In-the-Money Options at December 31, 2003 (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael C. Miller	—	$—	47,500	25,000	$390,795	$135,055
R. Larry Campbell	—	—	27,790	12,200	302,725	41,496
Bruce D. Jones	—	—	—	5,000	—	—
Jerry A. Little	—	—	22,900	15,600	215,605	72,130

(1)	The closing price of the Corporation’s Common Stock on December 31, 2003, the last trading day of 2003, was $21.18.

The following table presents information on securities authorized for issuance under equity compensation plans at December 31, 2003.

Equity Compensation Plan Information at December 31, 2003

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options (#)	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (#) (1)

Equity Compensation Plans
Approved by Shareholders	765,345	$15.11	250,000
Equity Compensation Plans Not
Approved by Shareholders (2)	—	—	—

Total	765,345	15.11	250,000

(1)	The number of securities remaining available for issuance at December 31, 2003 excludes the number of securities to be issued upon exercise of outstanding options.
(2)	There were no equity compensation plans at December 31, 2003 that had not been approved by shareholders.

Pension Plan Table

The following table shows the estimated annual retirement benefits payable at the normal retirement age of 65 to participants in the Corporation’s qualified and nonqualified defined benefit plans with salaries in the classifications indicated.

Pension Plan Table

Assumed Average Compensation for Final Ten Years	Approximate Annual Benefit Upon Retirement For Years of Service Indicated
	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
$100,000	43,800	48,800	48,800	48,800	48,800	52,200
125,000	57,600	63,800	63,800	63,800	63,800	67,900
150,000	71,300	78,800	78,800	78,800	78,800	83,600
175,000	85,100	93,800	93,800	93,800	93,800	99,300
200,000	98,800	108,800	108,800	108,800	108,800	115,000
225,000	112,600	123,800	123,800	123,800	123,800	123,800
250,000	126,300	138,800	138,800	138,800	138,800	138,800
300,000	153,800	168,800	168,800	168,800	168,800	168,800
350,000	181,300	198,800	198,800	198,800	198,800	198,800
400,000	208,800	228,800	228,800	228,800	228,800	228,800
450,000	236,300	258,800	258,800	258,800	258,800	258,800

The Corporation’s defined benefit plans include a noncontributory, qualified Pension Plan and a noncontributory, nonqualified supplemental executive retirement plan (“SERP”). The Pension Plan covers substantially all full-time employees who qualify as to age and length of service. Benefits under the Pension Plan are based on the employee’s compensation, which is comprised of total annual salary and bonus, total years of service, age at retirement and the employee’s covered compensation under the Social Security laws. As of January 1, 2004, the individuals named in the Summary Compensation Table had the following credited years of service under the Pension Plan: Mr. Miller, 18 years; Mr. Campbell, 4 years; Mr. Jones, 1 year and Mr. Little, 19 years.

The SERP applies to certain executive employees, including the individuals named in the Summary Compensation Table other than Mr. Campbell and Mr. Jones. Annual benefits payable under the SERP are based on factors similar to those for the Pension Plan and are limited to 60% of Average Compensation, offset by amounts payable under the Pension Plan and by 50% of Social Security benefits. Average Compensation for purposes of both the Pension Plan and the SERP means the average annual compensation during the final ten years of employment.

The benefit amounts listed in the above Pension Plan Table reflect a straight life annuity. Due to limitations on benefits payable under the SERP, the annual benefits in the table for 40 years of service result from application of the Pension Plan for compensation amounts of $200,000 or less. Annual compensation amounts over $200,000 exceed the current maximum limit allowable for provision of retirement benefits under qualified plans under the Internal Revenue Code.

In connection with the acquisition by the Corporation of Carolina Fincorp, Inc. in 2000, First National Bank assumed the obligations of Richmond Savings Bank, Inc., SSB under its Nonqualified Supplemental Retirement Plan with Mr. R. Larry Campbell. Under that plan, Mr. Campbell is entitled to a retirement benefit of $30,000 per year payable for 10 years commencing at age 65. The plan also provides for a $300,000 death benefit payable to Mr. Campbell’s beneficiaries if his employment is terminated by his death prior to age 65.

Mr. Bruce D. Jones is party to a supplemental income agreement with Rowan Bank, entered into before the Corporation acquired Rowan Bank in 2002. Under that agreement, upon Mr. Jones’s attainment of age 65 or his earlier death or disability, Mr. Jones or his estate will be entitled to receive $6,000 per year for 10 years.

Director Compensation

Directors who are not also employees of the Corporation or a subsidiary are paid $500 for each Board meeting they attend and receive an additional $250 for each committee meeting attended. These directors also receive a monthly retainer and fees for meetings attended of the board of any subsidiary of the Corporation on which they serve, in accordance with the policies and practices of such subsidiary. Directors may elect to defer receipt of their fees until their retirement from the Board. Any deferred fees become a general obligation of the Corporation to be credited with interest at First National Bank’s deposit rate applied to individual retirement accounts with a two-year term and priced on a monthly variable-rate basis, subject to a minimum rate of 5.5% per annum.

On December 18, 2003, the Corporation granted a nonqualified stock option to purchase 2,500 shares of Common Stock at the price of $21.89 per share to each of the following nonemployee directors: J. Campbell, Frye, Hancock, Jordan, Keiger, McLaurin, Neely, Pugh and Ramsay. The price for shares that may be purchased pursuant to the options is equal to the fair market value of the Corporation’s Common Stock on the date of grant. The stock options first become exercisable on December 18, 2004, with 20% of the shares covered thereby becoming exercisable at that time and an additional 20% of the option shares becoming exercisable on each successive anniversary date. The options expire on December 17, 2013.

Employment Agreements

First National Bank has entered into employment agreements with Michael C. Miller and R. Larry Campbell to assure their continuing services to First National Bank. Rowan Bank has entered into an employment agreement with Bruce D. Jones to assure his continuing services to Rowan Bank.

Mr. Miller’s employment under his employment agreement may be terminated by either Mr. Miller or First National Bank upon 60 days’ prior written notice to the other. The employment agreement provides that Mr. Miller’s salary and benefits will be as mutually agreed upon by Mr. Miller and the Board of Directors. The employment agreement also provides that if following a change in control of First National Bank or the Corporation Mr. Miller terminates his employment either voluntarily within 90 days of the change of control or because his authority or responsibilities are substantially reduced or his salary or benefits are reduced to a level below that in effect immediately prior to the change of control or because he is advised to change his residence or principal place of business from Asheboro, North Carolina, then Mr. Miller will be entitled to receive in three equal annual installments commencing on the date of termination an aggregate amount equal to 2.99 times his average total cash compensation for the five fiscal years immediately preceding the change of control. This amount may be reduced to the extent necessary to avoid the disallowance of a deduction to First National Bank or the existence of an “excess parachute payment” under the Internal Revenue Code. Mr. Miller may forfeit this payment if he solicits or encourages a change of control without the prior approval of the Board of Directors of First National Bank or the Corporation. The agreement also contains provisions that prohibit Mr. Miller from competing with First National Bank during and for a period of time following his employment with First National Bank.

First National Bank entered into an employment agreement with Mr. Campbell in connection with the acquisition in 2000 of Carolina Fincorp, Inc. The agreement has an annually renewing three-year term, unless either First National Bank or Mr. Campbell notifies the other of its intent not to renew, but the term is not to continue automatically for more than nine years. The employment agreement provides that Mr. Campbell will receive an annual base salary initially set at $100,000 with increases as determined in accordance with First National Bank’s policies and practices for employee compensation. The employment agreement also provides that it may be terminated by First National Bank with cause or as a result of Mr. Campbell’s death or disability. Mr. Campbell may terminate the agreement upon 60 days’ notice to First National Bank. In the event First National Bank terminates Mr. Campbell’s employment other than by reason of death, disability or “cause,” Mr. Campbell would continue to receive his then annual base salary for the otherwise then remaining term of the employment agreement. First National Bank would also continue to provide Mr. Campbell with the benefits to which he is entitled under the agreement, or their economic equivalent, for the remaining term. If Mr. Campbell’s employment is terminated by reason of continued disability, he would continue to receive his then annual base salary for the otherwise then remaining term of the agreement, less any disability payments to him from any disability plan of First National Bank or FNB. The agreement contains confidentiality provisions as well as provisions prohibiting Mr. Campbell from competing with First National Bank during and for a period of time following his employment with First National Bank.

Rowan Bank entered into an employment agreement with Mr. Jones in connection with the acquisition in 2002 of Rowan Bancorp, Inc. The agreement has an annually renewing three-year term, unless either Rowan Bank or Mr. Jones notifies the other of its intent not to renew. The agreement provides for the payment of an annual base salary to Mr. Jones at the rate of $130,000, which salary is subject to merit increases in accordance with Rowan Bank’s policies and practices for employee compensation. Mr. Jones may terminate the agreement upon 60 days’ notice to Rowan Bank. Rowan Bank may terminate the agreement for cause or as a result of Mr. Jones’s death or disability. If Rowan Bank terminates Mr. Jones’s employment for any reason other than death, disability or cause, Mr. Jones would continue to receive his then annual base salary and the other benefits to which he is entitled under the agreement, or their economic equivalent, for the otherwise then remaining term of the agreement. If Mr. Jones’s employment is terminated due to continued disability, he would continue to receive his then annual base salary for the otherwise then remaining term of the agreement, less any disability payments to him from any disability plan of Rowan Bank or FNB. The agreement contains confidentiality provisions as well as provisions prohibiting Mr. Jones from competing with Rowan Bank, FNB or any of its other subsidiaries during and for a period of time following his employment with Rowan Bank.

Change of Control Agreements

On November 25, 2003, Jerry A. Little, a named executive officer, and certain other senior officers of First National Bank entered into change of control agreements with FNB and First National Bank. The purpose of the agreements is to secure the continued service of the officers in the event of a change of control and to provide the officers with security in such event so as to ensure their continued loyalty to maximize shareholder value as well as the continued safe and sound operation of the Corporation. Each agreement provides that in the event of a termination of the officer’s employment in connection with, or within 24 months after, a change of control of FNB or First National Bank, for reasons other than cause, the officer will receive a severance benefit, the amount of which varies with the officer’s years of service with FNB and First National Bank. The officer may elect to receive payments in either one lump sum or twelve equal monthly payments. In addition, the officer may terminate his or her employment upon a change of control of the Corporation or First National Bank and receive the benefits described above if, within 24 months following a change of control, the officer is assigned duties inconsistent with his or her duties at the time of the change of control, the officer’s annual base salary is reduced below the amount in effect prior to the change of control, the officer’s benefits are reduced below their level prior to the change of control (unless benefits are reduced for all employees), or the officer is transferred to a location more than 50 miles from his or her current principal work location. Each agreement has an initial term of three years, which will be automatically extended for an additional one-year period on each anniversary date of the agreement so that the term will again be three years unless either the Corporation, including First National Bank, or the officer elects by written notice to the other not to continue the annual renewal.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for setting the compensation for the members of senior management of the Corporation and its subsidiaries. The Committee determines the compensation level of the President, which is reviewed and ratified by the full Board of Directors. The Committee also determines the compensation levels of the other executive officers of FNB and the senior management employees of FNB’s subsidiaries, and in doing so considers the recommendations of the President. Each of the members of the Compensation Committee is independent under the Nasdaq listing standards. The members are: James M. Campbell, Jr., Chair, R. Reynolds Neely, Jr., Richard K. Pugh and J.M. Ramsay III.

Compensation Philosophy

The Corporation’s compensation policies are designed to attract and retain competent management. The goal of the Compensation Committee and the Board of Directors is to provide competitive base salaries to the management employees of FNB and its subsidiaries and to give these employees, as well as all other employees of the Corporation and its subsidiaries, performance incentives to motivate superior performance on behalf of FNB and its shareholders. The Corporation has generally used two types of incentive compensation: annual cash bonuses based on the overall performance of the subsidiaries and long-term compensation in the form of stock options. The Committee believes that linking long-term compensation to the value of the Corporation’s Common Stock is especially effective because it aligns the interests of management with those of the Corporation’s shareholders.

Executive Officer Compensation

Annual Compensation.    The Committee’s determinations of base salary for the President and other executive officers and management employees are based on information available through industry sources regarding the compensation of executives of other financial institutions similar in size and other respects to FNB. The Committee endeavors to provide executives and management employees with an opportunity to earn compensation that is fair, reasonable and competitive with that paid by these similar financial institutions. In determining executive compensation, the Committee reviews a number of factors, including, as appropriate in individual cases, the executives’ general managerial oversight of the Corporation, the quality of their communications with the Board of Directors, the Corporation’s achievement of established performance goals, and the Corporation’s record of compliance with regulatory requirements. The Committee considers annual cash bonuses as an integral part of the Corporation’s financial incentive package to achieve FNB’s goals. Bonuses are paid to all employees of First National Bank based on its operating results for the year in a number of specific areas as measured against established goals, with each employee receiving the same percentage of his or her base salary as every other employee. Rowan Bank has a discretionary bonus plan, which is funded by its earnings. The Committee generally adopts the goals for the year at the beginning of the year. Goals are generally established for the growth in loans and deposits, profit margins, noninterest income, loan quality and productivity. Senior management employees generally receive an additional bonus based on similar criteria in the discretion of the Board, based on the Committee’s recommendations.

Long-Term Compensation.    FNB’s long-term incentive compensation awards are designed to encourage the retention of key executives and to align their interests with the interests of the shareholders. Long-term compensation for the President and other management employees consists principally of stock options. The Corporation’s Stock Compensation Plan (the “1993 Plan”), which provided for the grant of incentive and nonqualified stock options, stock bonuses and restricted stock, expired on March 23, 2003. FNB maintains the 2003 Stock Incentive Plan (the “2003 Plan”), which was approved by the Corporation’s shareholders at the 2003 Annual Meeting. The 2003 Plan provides for grants of incentive and nonqualified stock options, performance shares and performance units, stock appreciation rights, restricted stock, deferred shares, and other stock-based awards. The Committee administers the 2003 Plan and uses the analysis and recommendations of the President as guidelines in making awards to participants other than the President. Under the 1993 Plan and the 2003 Plan, stock options have been granted to the President and to other management employees on an annual basis, except in 2001, since 1994. No stock-based awards other than stock options have been granted under either the 1993 Plan or the 2003 Plan. For further information regarding the options granted to the President, see “Executive Compensation—Stock Options” above.

CEO Compensation.    Compensation for the President is established in accordance with the principles described above and following review by the Committee of his performance. For 2003, Mr. Miller’s base salary as President and Chief Executive Officer of FNB increased by 22%. The Compensation Committee determined that this increase was appropriate in light of both FNB’s achievement of various performance goals and a review of the compensation paid to chief executive officers of comparable financial institutions of similar asset size. The Committee also noted that Mr. Miller had not received an increase in his base salary since April 2001. Return on assets and return on equity were considered, as well as such factors as loan quality and productivity, growth in loans and deposits, and profitability. To determine a competitive and reasonable base salary, the Committee also reviewed national, regional, statewide and local peer group salary data and the results of an executive compensation audit completed by a consulting service retained by the Committee in July 2002. Mr. Miller’s base salary and total bonuses in 2003 are shown in the Summary Compensation Table above. In arriving at Mr. Miller’s bonus for 2003 and the award of a stock option for 7,500 shares, the Committee considered the performance of FNB’s subsidiaries, noting that the Corporation had completed its acquisition of Dover Mortgage Company and achieved a return on assets of 1.07% and a return on equity of 10.66% in 2003. In that same period, First National Bank achieved a return on assets of 1.21% and a return on equity of 12.48%. The Committee and the Board of Directors considered this base salary and these bonuses appropriate in view of their overall assessment of the performance of the President and the Corporation.

Deductibility of Compensation.    As part of the Omnibus Budget Reconciliation Act passed by Congress in 1993, the Internal Revenue Code was amended to add Section 162(m), which limits the deductibility for federal income tax purposes of compensation paid to the Chief Executive Officer and the next four most highly compensated executive officers of the Corporation. Under Section 162(m), compensation paid to each of these officers in excess of $1 million per year is not deductible unless it is “performance based.” The Corporation believes that stock options granted under the 1993 Plan and the 2003 Plan are performance based. The Committee did not consider the deductibility limits in making its compensation decisions for any of the officers named in the Summary Compensation Table above for the 2003 fiscal year, as the deductibility limits would not be exceeded under any circumstances. However, the Committee’s policy is to design and administer compensation programs that meet the objectives set forth above and to reward executives for corporate performance that meets established financial goals and, to the extent reasonably practicable and consistent with its other compensation objectives, to maximize the amount of compensation expense that is tax deductible by FNB. The adoptions of the 1993 Stock Compensation Plan and the 2003 Stock Incentive Plan were in keeping with this policy.

Submitted by the Compensation Committee of the Board of Directors:

James M. Campbell, Jr., Chair

R. Reynolds Neely, Jr.

Richard K. Pugh

J. M. Ramsay III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has ever been an officer or employee of the Corporation or any of its subsidiaries or performs services for the Corporation or its subsidiaries other than as a director.

PERFORMANCE GRAPH

The following graph and table compare the cumulative total shareholder return of FNB Common Stock for the five-year period ended December 31, 2003 with the SNL Southeast Bank Index and the Standard and Poor’s 500 Stock Index, assuming an investment of $100 at the beginning of the period and the reinvestment of dividends.

	As of December 31,
	1998	1999	2000	2001	2002	2003

FNB Corp.	$100.00	$57.67	$45.44	$59.33	$78.35	$87.67
SNL Southeast Bank Index	100.00	78.69	79.01	98.44	108.74	136.55
S&P 500 Index	100.00	121.11	110.34	97.32	75.75	97.51

INDEBTEDNESS OF OFFICERS AND DIRECTORS

Certain of the directors and officers of the Corporation and its subsidiaries and companies with which they are affiliated were customers of and borrowers from the subsidiary banks in the ordinary course of business in 2003. Similar banking transactions are expected to take place in the future. In the opinion of management, all outstanding loans and commitments included in such transactions were made substantially on the same terms, including rate and collateral, as those prevailing at the time in comparable transactions with other customers and did not involve more than normal risk of collectibility or contain other unfavorable features.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth as of March 25, 2004, certain information with respect to the beneficial ownership of FNB Common Stock by directors, by the executive officers named in the Summary Compensation Table and by directors and executive officers as a group.

Name and Address	Amount and Nature of Beneficial Ownership March 25, 2004 (1) (2)		Percent of Class

James M. Campbell, Jr., Director	62,893		1.10

R. Larry Campbell, Director and Vice President	57,634		1.00

Darrell L. Frye, Director	5,900		*

W. L. Hancock, Director	119,860		2.10

Bruce D. Jones, Director and Vice President	60,778		1.06

Thomas A. Jordan, Director	38,372		*

Dale E. Keiger, Director	31,908		*

Eugene B. McLaurin, II, Director	3,950		*

Michael C. Miller, Director, Chairman and President	74,906		1.30

R. Reynolds Neely, Jr., Director	156,542	(3)	2.73

Richard K. Pugh, Director	14,700		*

J. M. Ramsay III, Director	35,730		*

Jerry A. Little, Treasurer and Secretary	20,222		*

Directors and executive officers as a group (13 persons)	683,395	(3)	11.66

*	Less than one percent.
(1)	Includes shares held by directors’ and executive officers’ immediate families, including spouse and/or children residing in same household. Does not include 1,000 shares owned by the Ferree Educational and Welfare Fund, of which Mr. Miller is a trustee and treasurer.
(2)	Includes shares subject to stock options exercisable as of March 25, 2004 or within 60 days thereafter for Mr. J. Campbell (11,700 shares), Mr. R. Campbell (27,790 shares), Mr. Frye (4,700 shares), Mr. Hancock (1,800 shares), Mr. Jordan (8,700 shares), Mr. Miller (47,500 shares), Mr. Neely (8,700 shares), Mr. Pugh (11,700 shares), Mr. Ramsay (1,800 shares), Mr. Little (16,900 shares) and all directors and executive officers as a group (141,290 shares).
(3)	Includes 75,520 shares held of record by Mr. Neely’s mother and over which Mr. Neely and his sister have joint voting and dispository control pursuant to a revocable power of attorney.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Corporation’s directors, its executive officers, and any persons holding more than 10 percent of the Corporation’s stock are required to report their ownership of the Corporation’s stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Corporation is required to report in this proxy statement any failure to file by these dates during 2003. All of these filing requirements were satisfied by its directors and executive officers. In making these statements, the Corporation has relied on the written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of KPMG LLP independent auditors for the Corporation for the 2004 fiscal year. A representative of KPMG LLP is expected to be present at the Annual Meeting of Shareholders. The representative will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions, including those relating to the 2003 audit of the Corporation’s financial statements.

Disclosure of Auditor Fees

The following is a summary of the fees billed to the Corporation by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2003 and December 31, 2002:

Fee Category	2003	2002

Audit Fees	$219,500	$168,000
Audit-Related Fees	13,000	12,200
Tax Fees	20,000	8,475
All Other Fees	19,000	20,000

Total Fees	$271,500	$208,675

Audit Fees.    This category consists of fees billed for professional services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports, assistance with acquisitions and assistance provided with regulatory filings. Amounts included in this category for services in connection with acquisitions were $90,000 in 2003 and $82,500 in 2002.

Audit-Related Fees.    This category consists of fees billed for services that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported under “Audit Fees.” These services include employee benefit plan audits.

Tax Fees.    This category consists of fees billed for professional services for tax compliance and tax advice.

All Other Fees.    This category consists of fees for professional services other than the services reported above. These services include internal control attestation procedures required by regulators and attestation services that are not required by statute or regulation.

Audit Committee Preapproval Policies and Procedures

The Audit Committee has adopted policies and procedures for the preapproval of audit, audit-related, tax and other services for the purpose of maintaining the independence of our independent auditors. Under the policy, the Audit Committee is required to review and approve, on an annual basis, all audit services, as well as pre-approve non-audit services that may be performed by the independent auditors. Preapproval responsibility for certain activities may be delegated to a subcommittee comprised of two or more members of the Audit Committee. Any such subcommittee must report any preapproval decisions to the Audit Committee at its next scheduled meeting.

During fiscal year 2003, the Audit Committee preapproved all services provided by the independent auditors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Corporation’s Board of Directors is comprised of five directors who are not officers or employees of the Corporation. All current members of the Committee are independent for purposes of the Nasdaq listing standards and the Sarbanes-Oxley Act of 2002. In accordance with its written charter, which was amended in March 2004 and is attached to this proxy statement as Appendix A, the Audit Committee fulfills its oversight responsibilities by reviewing the financial information that will be provided to the shareholders of the Corporation and others, the systems of internal controls established by management and the Board of Directors, and the audit process. The Audit Committee is directly responsible for appointing, compensating and overseeing the work of the Corporation’s independent auditors. The Audit Committee meets with the Corporation’s internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Corporation as of and for the year ended December 31, 2003 with management and KPMG LLP, the Corporation’s independent accountants. The Audit Committee also discussed with the Corporation’s independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also determined that the provision of the other non-audit services described under “Independent Auditors—Disclosure of Audit Fees” by KPMG LLP to the Corporation is compatible with maintaining KPMG’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Audit Committee

R. Reynolds Neely, Jr., Chair

Darrell L. Frye

W. L. Hancock

Dale E. Keiger

Eugene B. McLaurin, II

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Secretary of FNB Corp., 101 Sunset Avenue, Asheboro, North Carolina 27203, no later than December 8, 2004 for inclusion in the Corporation’s proxy statement and form of proxy relating to such meeting. If a shareholder notifies the Corporation any later than February 20, 2005 of an intent to present a proposal at the next Annual Meeting of Shareholders, the Corporation will have the right to exercise its discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials related to such meeting.

OTHER MATTERS

There is no business other than as set forth, so far as now known, to be presented for action by the shareholders at the meeting. It is intended that the proxies will be exercised by the persons named therein upon matters that may properly come before the meeting or any adjournment thereof, in accordance with the recommendations of management.

By Order of the Board of Directors

Michael C. Miller

Chairman and President

Date: April 7, 2004

Appendix A

FNB CORP.

Audit Committee Charter

Purpose

The primary purpose of the audit committee of the board of directors of FNB Corp. is to assist the board in fulfilling its oversight responsibilities in monitoring and insuring:

•	The integrity of the corporation’s financial reporting process, financial statements, and systems of internal controls regarding finance and accounting;

•	The qualifications and independence of the corporation’s independent auditor;

•	The performance of the corporation’s internal audit function and independent auditor; and

•	The compliance by the corporation with legal and regulatory requirements.

In addition, the committee shall make regular reports to the board of directors and shall prepare the report required by the rules and regulations of the Securities and Exchange Commission for inclusion in the corporation’s annual proxy statement.

The committee shall be available to provide a forum for communication among the independent auditor, management, the internal auditors and the board of directors.

Allocation of Responsibilities

The function of the committee is oversight. While the committee has the duties and responsibilities set forth in this Charter, it is not the duty of the committee to plan or conduct audits, to prepare the corporation’s financial statements or to determine that the corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors. The members of the committee may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event and even though one or more members of the committee may be designated as an “audit committee financial expert” as defined in rules of the Securities and Exchange Commission, the committee members are not, and do not represent themselves as, performing the functions of accountants or auditors. Each member of the committee shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by those persons and under those circumstances specified in the North Carolina Business Corporation Act.

The management of the corporation is responsible for the preparation, presentation and integrity of the corporation’s financial statements and for effectiveness of internal control over financial reporting. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to provide reasonable assurance of compliance with accounting standards and related laws and regulations.

The internal auditors are responsible for providing reliable and timely information to the board of directors and senior management concerning the quality and effectiveness of, and the level of adherence to, the corporation’s control and compliance procedures and risk management systems. The independent auditor is responsible for planning and carrying out an audit in accordance with generally accepted auditing standards, reviewing the corporation’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and attesting to management’s assertion of the effectiveness of internal control over financial reporting.

Composition

The committee shall be composed of not less than three directors. Each of the members of the committee will meet the independence, experience and other requirements of Nasdaq, section 10A(m)(3) of the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission. All members of the committee shall have sufficient financial experience and ability to enable them to discharge their responsibilities effectively and at least one member of the committee shall have accounting or related financial management expertise as interpreted by the board in its business judgment. The board of directors shall determine whether any member of the committee is an “audit committee financial expert” as defined by rules of the Securities and Exchange Commission. Members of the committee shall be appointed by the board of directors based on the recommendations of the nominating committee of the board of directors, and shall serve for such term or terms as the board of directors may determine and until their successors shall be duly qualified and appointed. The committee’s chairperson shall be designated by the full board of directors, or, if the board of directors does not do so, the members of the committee shall elect a chairperson by majority vote of the full committee.

Except as limited by law or regulation, the committee may form subcommittees of two or more members for any purpose the committee deems appropriate. The committee may delegate to any subcommittee any of the committee’s power and authority, including the authority to pre-approve any audit or non-audit services, provided, however, that any such approvals by a subcommittee must be presented to the full committee at the next scheduled meeting.

Meetings

The committee shall meet as often as it determines necessary or desirable but not less frequently than quarterly. The chairperson of the committee or any two of the committee’s members may call a meeting of the committee in addition to regularly scheduled meetings. The committee may require members of management, the independent auditor and others to meet with the committee and to provide information the committee believes pertinent. The committee shall meet periodically in separate private sessions with management, the independent auditor, and the internal auditors, as applicable, to discuss any matters the committee or any of these individuals or groups believe should be discussed. The committee will also encourage, and may request, that members of senior management, other employees of the corporation, and, if appropriate, third parties attend committee meetings to provide additional information, insight and expertise regarding matters being discussed by the committee.

Duties, Responsibilities, and Authority of the Committee

The committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and will have full access to books, records, facilities and personnel of the corporation and its subsidiaries and direct access to the independent auditor. The committee shall have the sole authority and responsibility to appoint or replace the corporation’s independent auditor (subject, if applicable, to shareholder ratification), and shall be directly responsible for the compensation and oversight of the work of the independent auditor, including resolving any disagreements between management and the auditors regarding financial reporting. The committee shall also have sole authority to preapprove all audit services and permitted non-audit services provided to the corporation by its independent auditor.

The committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other terms of retaining counsel, accountants or other experts or advisors, as it deems necessary or appropriate, without seeking the approval of the board of directors or management. The committee shall determine the extent of funding necessary for payment of compensation to the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the corporation and to any independent legal, accounting and other consultants retained to aid the committee. The corporation shall provide appropriate funding, as determined by the committee, for the payment of such fees as well as the ordinary administrative expenses of the committee that are necessary or appropriate in carrying out its duties.

The committee shall regularly report its findings and, when applicable, any recommendations for action, to the board of directors.

The committee shall perform a review and evaluation, at least annually, of the performance of the committee and its members, including a review of compliance with this Charter. The committee will reassess, at least annually, this Charter and, when appropriate, recommend to the board of directors changes the committee believes would assist it in better achieving its purposes. The committee will further insure that its Charter is published at least every three years in accordance with regulations of the Securities and Exchange Commission.

In furtherance of the purposes of the committee, the committee shall have the following specific duties, responsibilities and authority:

Financial Statements and Disclosure Matters

•	Discuss with management and the independent auditor the corporation’s annual audited financial statements prior to filing or distribution and recommend whether the financial statements should be included in the corporation’s annual report on Form 10-K. This discussion should include discussion with management and the independent auditor of significant issues regarding accounting principles, practices and judgments, the form of opinion the independent auditor proposes to render and the corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	In consultation with management, the independent auditor and the internal auditors, consider the integrity of the corporation’s financial reporting processes and controls; discuss significant related financial risk exposures and the steps management has taken to monitor, control and report such exposures; and review significant related findings and reports prepared by the internal auditor together with management’s responses.

•	Discuss with management and the independent auditor the corporation’s quarterly financial results prior to the release of earnings and the corporation’s quarterly financial statements prior to filing or distribution.

•	Review and discuss with management and the independent auditor significant accounting and financial reporting issues, including complex or unusual transactions and judgments concerning significant estimates or significant changes in the corporation’s selection or application of accounting principles, and recent professional, accounting and regulatory pronouncements and initiatives, and understand their impact on the corporation’s financial statements.

•	Periodically review separately with each of management and the independent auditor any significant disagreement between management and the independent auditor in connection with the preparation of the financial statements, and any difficulties encountered during the course of the audit (including any restrictions on the scope of work or access to required information).

•	Periodically discuss with the independent auditor, without management being present, their judgments about the quality, appropriateness, and acceptability of the corporation’s accounting principles and financial disclosure practices, as applied in its financial reporting, and the completeness and accuracy of the corporation’s financial statements.

•

Inquire of the corporation’s chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to affect adversely the corporation’s ability to record, process, summarize and report financial information and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the corporation’s internal control over financial reporting.

•	At least annually prior to the filing or distribution of the audit report (and more frequently if appropriate), review and discuss reports from the independent auditor on (i) all critical accounting policies and practices to be used, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor and (iii) other material written communications between the independent auditor and management, such as any management letter or schedules of unadjusted differences.

•	Review with management and the independent auditor all matters required to be communicated to the committee under generally accepted auditing standards, including matters required to be discussed by Statement on Auditing Standards No. 61 relating to conduct of the audit.

•	Discuss with management the corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•	Understand how management prepares interim financial information, and the nature and extent of internal and independent auditor involvement.

•	Obtain and review an annual report from management relating to the accounting principles used in preparation of the corporation’s financial statements (including those policies for which management is required to exercise discretion or judgments regarding the implementation thereof).

•	Inquire about the application of the corporation’s accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the corporation’s provisions for future occurrences that may have a material impact on the financial statements of the corporation.

•	Review and discuss with management all disclosures made by the corporation concerning any material changes in the financial condition or operations of the corporation.

•	Obtain explanations from management for unusual variances in the corporation’s annual financial statements from year to year, and review annually the independent auditor’s letter of the recommendations to management and management’s response.

Oversight of the Corporation’s Relationship with the Independent Auditor

•	Be directly responsible for the appointment, compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing its audit report or related work.

•	Insure that the independent auditor reports directly to the committee. On a regular basis, meet separately with the independent auditor to discuss any matters that the committee or independent auditor believes should be discussed privately.

•	Meet with the independent auditor to review and discuss the independent auditor’s proposed audit planning, scope, staffing and approach, including coordination of its effort with the internal auditors.

•	Discuss the coordination of audit efforts to assure completeness of coverage, avoidance of redundant efforts and effective use of audit resources.

•	At least annually, obtain and review an annual report from the independent auditor describing (i) the independent auditor’s internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues.

•	Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors.

•	Review all reports required to be submitted by the independent auditor to the committee under Section 10A of the Securities Exchange Act of 1934.

•	Preapprove all audit and permitted non-audit services provided by the independent auditor (including the fees and terms thereof) in accordance with policies and procedures established by the committee and applicable legal and regulatory requirements.

•	Review the performance of the corporation’s independent auditor at least annually.

•	Receive and review information and reports regarding (i) audit and non-audit services provided by the independent auditor, including a formal written statement, provided by the independent auditor, delineating all relationships between the independent auditor and the corporation, addressing at least the matters set forth in Independence Boards Standard No. 1; and (ii) the aggregate fees billed by the independent auditor in each of the last two fiscal years, as provided to the committee in a written statement by the independent auditor, for (a) the audit of the corporation’s annual financial statements and the reviews of the financial statements included in the corporation’s quarterly reports on Form 10-Q for that fiscal year or services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements, (b) assurance and related services not included in clause (a) that are reasonably related to the performance of the audit or review of the corporation’s financial statements, (c) tax compliance, tax advice and tax planning services, and (d) all other services rendered by the independent auditor.

•	Discuss with management the timing and procedures for rotating the lead independent auditor and consider with management whether there should be a regular rotation of the independent auditor itself.

•	Establish with the board of directors and review annually a policy concerning the hiring by the corporation of former employees of the independent auditor that prohibits hiring for certain critical financial positions within the corporation within one year of their employment with the independent auditor.

Oversight of the Corporation’s Internal Audit Function

•	Insure that the corporation’s internal audit department functionally reports directly to the committee.

•	Review the significant reports to management prepared by the internal auditors and management’s responses.

•	Review at least annually the organizational structure, charter, independence and performance of the corporation’s internal audit department, and the training and experience of the key members of the internal audit department and make any recommended changes.

•	Make recommendations to the board of directors concerning the appointment or removal of the corporation’s chief internal auditor and approve the salary and annual bonus of the chief internal auditor.

•	Review annually with management, the independent auditor and chief internal auditor, the scope, funding, and planned activities of the internal audit department.

•	Determine through discussion that internal audit activities conform to the International Standards for the Professional Practice of Internal Auditing promulgated by the Institute of Internal Auditors.

•	Insure there are no unjustified restrictions or limitations on the chief internal officer’s scope of activities or access to information, and review and concur in the appointment, replacement, or dismissal of the chief internal auditor.

•	On a regular basis, meet separately with the chief internal auditor to discuss any matters that the committee or chief internal auditor believes should be discussed privately.

Compliance Oversight Responsibilities

•	Review with the corporation’s counsel any legal or regulatory matter that could have a significant impact of the financial statements of the corporation.

•	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

•	Establish with management policies and procedures relating to monitoring the corporation’s compliance with applicable legal and regulatory requirements and the corporation’s policies, including the corporation’s codes of conduct and ethics.

•	Perform the responsibilities delegated to it in the corporation’s Code of Ethics for Senior Financial Officers and Code of Business Ethics.

•	Establish procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Discuss with management and the independent auditor the corporation’s guidelines and policies with respect to risk assessment and risk management. Discuss the corporation’s risk exposures and the steps management has taken to monitor and control those exposures.

•	Review and discuss with management and the independent auditor any correspondence with, or the findings of any examinations by, regulatory agencies, published reports or auditor observations that raise significant issues regarding the corporation’s financial statements or accounting policies and any consideration given or corrective action taken by management regarding those issues.

Other

•	Provide an open avenue of communication among the internal auditors, independent auditor, and the board of directors.

•	Review any management decision to seek a second opinion from an independent auditor other than the corporation’s regular independent auditor with respect to any significant accounting issue.

•	Institute and oversee special investigations as necessary.

•	Perform any other activities consistent with this Charter, the corporation’s Bylaws and governing law as the committee or the board of directors deems necessary or appropriate.

FNB CORP.

101 Sunset Avenue

Asheboro, North Carolina 27203

Proxy for Annual Meeting of Shareholders – May 11, 2004

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Darrell L. Frye and R. Reynolds Neely, Jr., or either of them, proxies with full power of substitution to vote all shares of FNB Corp. standing in the name of the undersigned at the above Annual Meeting of Shareholders, and all adjournments thereof:

1.	ELECTION OF CLASS III DIRECTORS TO SERVE FOR THREE-YEAR TERMS EXPIRING AT THE ANNUAL MEETING IN 2007: James M. Campbell, Jr., R. Larry Campbell, Thomas A. Jordan and Michael C. Miller.

             With authority to vote for all nominees listed above, except as designated below.

             Withhold authority to vote for all nominees listed above.

To withhold authority to vote for any individual nominee, write the nominee’s name in the space above.

2.	With discretionary authority upon such other matters as may come before the meeting.

The Board of Directors recommends a vote for authorization to vote for the nominees. The proxy will be voted accordingly unless otherwise specified.

Dated: , 2004

Signature of Shareholder

Signature of Shareholder

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.